RIVAL CONSUMER SALES CORPORATION
                                     BY-LAWS
                                       OF
                              POLLENEX CORPORATION

                                    ARTICLE I

                                     OFFICES

         The principal office of the Corporation in the State of Missouri, shall be located in Kansas City. The Corporation may have such other offices, either within or without the State of Missouri, as the business of the Corporation may require from time to time.

         The registered office of the Corporation required by the General and Business Corporation Law of Missouri, to be maintained in the State of Missouri, may be, but need not be, identical with the principal office in the State of Missouri, and the address of the registered office may be changed from time to time by the Board of Directors.

                                   ARTICLE II

                                  SHAREHOLDERS

         Section 1. ANNUAL MEETING. The annual meeting of the Shareholders shall be held at the hour of 10:00 a.m. on the last Wednesday in October in each year beginning with the year 1993 for the purpose of electing Directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day. If the election of Directors shall not be held on the day designated herein for any annual meeting, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the Shareholders as soon thereafter as conveniently may be.

         Section 2. SPECIAL MEETINGS. Special meetings of the Shareholders may be called by the President, by the Board of Directors or by the holders of not less than one-fifth of all the outstanding shares of the Corporation entitled to vote at such meeting.

         Section 3. PLACE OF MEETING. The Board of Directors may designate any place, either within or without the State of Missouri, as the place of meeting for any annual meeting of the Shareholders or for any special meeting of the Shareholders called by the Board of Directors. A waiver of notice signed by all Shareholders entitled to vote at a meeting may designate any place, either within or without the State of Missouri, as the place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the Corporation.

         Section 4. NOTICE OF MEETINGS. Written or printed notice of each meeting of Shareholders stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered or given not less than ten (10) nor more than fifty
(50) days before the date of the meeting, either personally or by mail, by or at the direction of the President, or the Secretary, or the officers or persons calling the meeting, to each Shareholder of record entitled to vote at such meeting. if mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, directed to the Shareholder at his address as it appears on the records of the Corporation. Except as otherwise provided by statute, notice of any adjourned meeting of the Shareholders shall not be required.

         Section 5. VOTING LISTS. At least ten days before each meeting of Shareholders, the officer or agent having charge of the transfer book for shares of the Corporation shall make a complete list of the Shareholders entitled to vote at such meeting, arranged in alphabetical order with the address of, and the number of shares held by, each Shareholder, which list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any Shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any Shareholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof kept in this state, shall be prima facie evidence as to who are the Shareholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of Shareholders.

         Section 6. QUORUM. A majority of the outstanding shares of the Corporation entitled to vote at any meeting, represented in person or by proxy, shall constitute a quorum at any meeting of the Shareholders; provided, that if less than a majority of the outstanding shares are represented at said meeting, a majority of the shares so represented may adjourn the meeting, from time to time, to a date not longer than ninety days from the date originally set for such meeting.

         Section 7. PROXIES. At all meetings of Shareholders, a Shareholder may vote by proxy executed in writing by the Shareholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

         Section 8. VOTING OF SHARES. Each outstanding share of capital stock having voting rights shall be entitled to one vote upon each matter submitted to a vote at a meeting of Shareholders. There shall be no cumulative voting.

         Section 9. INFORMAL ACTION BY SHAREHOLDERS. Any action which may be taken at a meeting of the Shareholders may be taken without a meeting if consents in writing, setting forth the action so taken shall be signed by all of the Shareholders entitled to vote with respect to the subject matter thereof. Such consents shall have the same force and effect as a unanimous vote of the Shareholders at a meeting duly held, and may be stated as such in any certificate or document filed under the General and Business Corporation Law of Missouri. The Secretary shall file such consents with the minutes of the meetings of the Shareholders.

         Section 10. VOTING OF SHARES BY CERTAIN HOLDERS. Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the by-laws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine.

         Shares standing in the name of a deceased person may be voted by his administrator or executor, either in person or by proxy. Shares standing in the name of a guardian, curator, or trustee may be voted by such fiduciary, either in person or by proxy, but no guardian, curator, or trustee shall be entitled as such fiduciary, to vote shares held by him without a transfer of such shares into his name.

         Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

         A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee and thereafter the pledgee shall be entitled to vote the shares so transferred.

                                   ARTICLE III

                                    DIRECTORS

         Section 1. GENERAL POWERS. The business and affairs of the Corporation shall be managed by its Board of Directors.

         Section 2. NUMBER, ELECTION AND TERM. The number of Directors of the Corporation shall be three (3) each of whom shall be initially elected at the organization meeting of the Incorporators to hold office until the first annual meeting of the Shareholders, when Directors shall be elected, and annually thereafter, for a term of one year, and each of whom shall hold office until his successor has been elected and has qualified.

         Section 3. REMOVAL OF DIRECTORS. At a meeting called expressly for that purpose, the entire Board of Directors or any number thereof, may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of Directors. If less than the entire Board is to be removed, no one of the Directors may be removed if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire Board of Directors. Such meeting shall be held at the registered office or principal business office of the Corporation in the State of Missouri or in the city or county in Missouri in which the principal business office of the Corporation is located.

         Section 4. VACANCIES. In case of the death or resignation of one or more of the Directors, a majority of the survivors or remaining Directors may fill such vacancy or vacancies until the successor or successors are elected at the next annual meeting of the Shareholders. A Director elected to fill a vacancy shall serve as such until the next annual meeting of the Shareholders.

         Section 5. COMPENSATION. The compensation of the Directors, if any, may be set by the Board of Directors unless otherwise provided herein or in the Articles of Incorporation.

                                    ARTICLE I

                       MEETINGS OF THE BOARD OF DIRECTORS

         Section 1. ANNUAL MEETINGS. An annual meeting of the Board of Directors shall be held without other notice than this By-Law, immediately after, and at the same place as, the annual meeting of Shareholders. other regular meetings of the Board shall be held at such times as the Board may by resolution from time to time determine.

         Section 2. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the President or any two Directors upon written or printed notice served personally on each Director or by mail or telegraph to his address upon the records of the Corporation.

         Section 3. PLACE OF MEETING. Meetings of the Board of Directors shall be held at such place within or without the State of Missouri as shall be provided for in the resolution, notice, waiver of notice or call of such meeting, or if not otherwise designated, at the principal office of the Corporation.

         Section 4. QUORUM. A majority of the total number of Directors shall constitute a quorum for the transaction of business, and the vote of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, by the Articles of Incorporation or by these By-Laws. Provided, however, that if less than a majority of the Directors are present at said meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.

         Section 5. ACTIONS OF THE BOARD OF DIRECTORS WITHOUT A MEETING. Any action which is required to be or may be taken at a meeting of the Directors may be taken without a meeting if consents in writing, setting forth the action so taken, are signed by all of the Directors. The consents shall have the same force and effect as a unanimous vote of the Directors at a meeting duly held, and may be stated as such in any certificate or document filed under the General and Business Corporation Law of Missouri. The Secretary shall file such consents with the minutes of the meetings of the Board of Directors.

         Section 6. PARTICIPATION. Members of the Board of Directors or of any committee designated by the Board of Directors may participate in a meeting of the Board or committee by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other, and participation in a meeting in this manner shall constitute presence in person at the meeting.

                                    ARTICLE V

                                    OFFICERS

         Section 1. NUMBER. The officers of the Corporation shall consist of a President and a Secretary. The Board of Directors may also elect a Chairman of the Board, one or more Vice Presidents (one of whom may be designated the Executive Vice President) , a Treasurer, Assistant Secretaries and Assistant Treasurers. Any two or more offices may be held by the same person.

         All officers and agents of the Corporation, as between themselves and the Corporation, shall have such authority and perform such duties in the management of the property and affairs of the Corporation as may be provided in the By-Laws, or, in the absence of such provision, as may be determined by resolution of the Board of Directors.

         Section 2. ELECTION AND TERM OF OFFICE. The officers of the Corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of Shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. New offices may be created and filled at any meeting of the Board of Directors. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

         Section 3. REMOVAL. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

         Section 4. VACANCIES. If the office of any officer of the Corporation becomes vacant because of death, resignation, removal, disqualification or for any other reason or if any officer of the corporation is unable to perform, the duties of his office for any reason, the Board of Directors may choose a successor who shall replace such officer or the Board of Directors may delegate the duties of any such vacant office to any other officer or to any director of the Corporation until a successor is elected at the next Directors, meeting.

         Section 5. THE CHAIRMAN OF THE BOARD. When elected, the Chairman of the Board shall be the principal executive officer of the Corporation; he shall preside at meetings of the Board of Directors, and of the Shareholders, and, subject to the direction and control of the Board of Directors, he shall direct the policy and management of the Corporation. He shall perform such other duties as may be prescribed by the Board of Directors from time to time. In the absence of the Chairman of the Board, the President shall have and may exercise all of the powers of the Chairman.

         Section 6. THE PRESIDENT. Unless and until the Board of Directors shall have elected a Chairman of the Board, the President shall be the chief executive officer of the Corporation, and, subject to the direction and under the supervision of the Board of Directors, shall have general charge of the business, affairs and property of the Corporation and control over its officers, agents and employees; shall preside at all meetings of the Shareholders and of the Board of Directors at which he is present, and shall do and perform such other duties and may exercise such other powers as from time to time may be assigned to him by these By-Laws or by the Board of Directors.

         Section 7. THE VICE PRESIDENTS. At the request of the President or in the event of his absence, disability, or refusal to act, the vice President (or in the event there be more than one Vice President, the Vice Presidents in the order of their election) shall perform all the duties of the President, and, when so acting, shall have all the powers of, and be subject to all the restrictions upon the President. Each Vice President shall have such powers and discharge such duties as may be assigned to him from time to time by the President or the Board of Directors.

         Section 8. THE SECRETARY. The Secretary shall keep the minutes of the Shareholders and of the Board of Directors meetings in one or more books provided for that purpose; see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all certificates for shares prior to the issue thereof and to all documents, the execution of which on behalf of the Corporation is duly authorized; maintain a complete list of all Shareholders entitled to vote at Shareholders' meetings and have said list available for inspection of any Shareholder who may be present at such meetings; have general charge of the stock transfer books of the Corporation; in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

         Section 9. THE TREASURER. The Treasurer shall have supervision of the funds, securities, receipts and disbursements of the Corporation; cause all moneys and other valuable effects of the Corporation to be deposited in its name and to its credit in such depositories as shall be selected by the Board of Directors or pursuant to authority conferred by the Board of Directors; cause to be kept at the accounting office of the corporation correct books of account, proper vouchers and other papers pertaining to the Corporation's business; render to the President or the Board of Directors, whenever requested, an account of the financial condition of the Corporation.

         Section 10. THE ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The Assistant Secretaries and Assistant Treasurers, in order of their seniority, shall, in the absence or disability of the Secretary or Treasurer, perform the duties and exercise the powers of the Secretary or Treasurer and shall perform such other duties as the President or the Board of Directors shall prescribe.

         Section 11. SALARIES. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the Corporation.

         Section 12. EXPENSE REIMBURSEMENT. The Corporation may adopt, from time to time, a policy with respect to reimbursement of expenses incurred on behalf of the Corporation by its officers and/or employees. Reimbursement of such expenses shall be in accordance with the requirements imposed by the Internal Revenue Code for substantiation of such expenses as deductible business expenses to the Corporation. Should the expenses paid by any officer or employee exceed the amount determined by the Corporation to be the maximum amount reimbursed by the Corporation, it shall be the policy of this Corporation to encourage the officer or employee of the Corporation to incur said expense without reimbursement if the officer or employee deems the expense to be in the best interests of the Corporation.

                                   ARTICLE VI

                      CONTRACTS, LOANS, CHECKS AND DEPOSITS

         Section 1. CONTRACTS. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

         Section 2. LOANS. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

         Section 3. CHECKS, DRAFTS, ETC. All checks, drafts, or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors. Endorsements of instruments for deposit to the credit of the Corporation in any of its duly authorized depositories may be made by rubber stamp of the Corporation or in such other manner as the Board of Directors may from time to time determine.

         Section 4. DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board of Directors may select.

                                   ARTICLE VII

                   CERTIFICATES FOR SHARES AND THEIR TRANSFER

         Section 1. CERTIFICATES FOR SHARES. Certificates representing shares of the Corporation shall be in such form as may be determined by the Board of Directors. Such certificates shall be signed by the Chairman of the Board, President or Vice President and by the Secretary, Treasurer or an Assistant Secretary or Treasurer, and shall be sealed with the seal of the Corporation. All certificates for shares shall be consecutively numbered. The name of the person owning the shares represented thereby with the number of shares and the date of issue shall be entered on the books of the Corporation.

         Section 2. TRANSFERS OF SHARES. Transfers of shares of the Corporation shall be made only on the books of the Corporation by the registered holder thereof or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.

         Section 3. LOST CERTIFICATES. In the event a certificate of stock is allegedly lost, stolen or destroyed, the Corporation may issue a new certificate and the Corporation may require the owner thereof to give the Corporation a good and sufficient bond to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction or the issuance of the new certificate.

         Section 4. TREASURY STOCK. All issued and outstanding stock of the Corporation that may be purchased or otherwise acquired by the Corporation shall be treasury stock, and the

Directors of the Corporation shall be vested with authority to resell said shares for such price and to such person or persons as the Board of Directors may determine. Such stock shall neither vote nor participate in dividends while held by the Corporation.

                                  ARTICLE VIII

                                   FISCAL YEAR

         The fiscal year of the Corporation shall begin on the first day of July in each year and end on the last day of June in each year.

                                   ARTICLE IX

                                    DIVIDENDS

         The Board of Directors may from time to time, declare, and the corporation may pay, dividends on its outstanding shares in cash, property or shares, and upon the terms and conditions provided by law and its Articles of Incorporation.

                                    ARTICLE X

                                      SEAL

         The Corporation shall have a corporate seal which shall have inscribed around the circumference thereof "POLLENEX CORPORATION, Missouri" , and elsewhere thereon shall bear the words "Corporate Seal". The Corporate Seal may be affixed by impression or may be by facsimile.

                                   ARTICLE XI

                                  MISCELLANEOUS

         Section 1. WAIVER OF NOTICE. Whenever any notice whatever is required to be given under the provisions of these By-Laws or under the provisions of the Articles of Incorporation or under the provisions of the General and Business Corporation Law of Missouri, waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

         Section 2. INDEMNIFICATION OF OFFICERS, DIRECTORS AND OTHERS. The Corporation will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative, other than an action by or in the right of the Corporation, by reason of the fact that he is or was a Director, officer, employee or agent of the Corporation, or is \ or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorney's fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         The corporation will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorney's fees, and amounts paid in settlement actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the court in which the action or suit was brought determines upon application that, despite the adjudication of liability and in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

         To the extent that a Director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in this Article, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the action, suit or proceeding.

         Any indemnification under this Article, unless ordered by a court, shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in this Article. The determination shall be made by the Board of Directors of the Corporation by a majority vote of a quorum consisting of Directors who were not parties to the action, suit, or proceeding, or, if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or by the Shareholders of the Corporation.

         Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of the action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the Director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article.

         The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under the Articles of Incorporation or By-Laws or any agreement, vote of Shareholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         The Corporation created under the laws of this State shall have the power to give any further indemnity, in addition to the indemnity authorized or contemplated under of this Article, to any person who is or was a Director, officer, employee or agent, or to any person who is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, provided such further indemnity is either (i) authorized, directed, or provided for in the Articles of Incorporation of the Corporation or any duly adopted amendment thereof or (ii) is authorized, directed, or provided for in any By-law or agreement of the Corporation which has been adopted by a vote of the shareholders of the Corporation, and provided further that no such indemnity shall indemnify any person from, or on account of such person's conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct. Nothing in this subsection shall be deemed to limit the power of the Corporation under subsection F of this Article to enact By-laws or to enter into agreements without shareholder adoption of the same.

         The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article.

         For the purpose of this Article, references to "the corporation" include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a Director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this section with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity.

         For purposes of this Article, the term "other enterprise" shall include employee benefit plans; the term "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and the term "serving at the request of the Corporation" shall include any service as a Director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such Director, officer, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article.

                                   ARTICLE XII

                                   AMENDMENTS

         These By-Laws may be altered, amended or repealed and new By-Laws may be adopted at any annual meeting of the Board of Directors or at any special meeting of the Board of Directors called for that purpose.

         I hereby certify that the foregoing is a true and correct copy of the By-Laws adopted by the Board of Directors on the ___ day of _______, 1993.


                                      /s/ Thomas K.  Manning
                                      -----------------------------------------
                                      Thomas K.  Manning, Chairman of the Board

ATTEST:


/s/ William L.  Yager
----------------------------
William L.  Yager, Secretary